UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

Russ Berrie and Company, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events.

The 2009 Annual Meeting of Shareholders (the “2009 Meeting”) of Russ Berrie and Company, Inc. (the “Company”) has been tentatively scheduled to occur on September 22, 2009. As such, the date of the 2009 Meeting will have changed by more than 30 days from the anniversary of the Company’s 2008 Annual Meeting of Shareholders. In connection therewith, in order to be included in the proxy statement and form of proxy relating to the 2009 Meeting, proposals of shareholders intended to be presented at the 2009 Meeting must be received by the Company on or before July 31, 2009. Any such proposals should be submitted in writing to: Corporate Secretary, Russ Berrie and Company, Inc., 1800 Valley Road, Wayne, New Jersey 07470. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials are requested to provide advance notice of such proposal to the Company at the aforementioned address on or before July 31, 2009. If a shareholder fails to provide notice by this date, then the holders of the proxies with respect to the 2009 Meeting will use their discretionary authority to vote the shares of Common Stock they represent with respect to the proposal as they may determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2009	RUSS BERRIE AND COMPANY, INC.

By: /s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel